Exhibit 2.2

  Approval and Vesting Order dated August 8, 2002 in the Ontario Superior Court of Justice (In Bankruptcy and Insolvency) Commercial List between
            Congress Financial Corporation (Canada) and Triple-C-Inc.



                                                      COURT FILE NO.: 02-CL-4623

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                         (IN BANKRUPTCY AND INSOLVENCY)
                                 COMMERCIAL LIST


--------------------------------------------------------------------------------

THE HONOURABLE REGIONAL                 )                    THURSDAY, THE 8TH
                                        )
SENIOR JUSTICE BLAIR                    )                   DAY OF AUGUST, 2002.





                     CONGRESS FINANCIAL CORPORATION (CANADA)

                                                                       Applicant


                                     - and -


                                  TRIPLE-C INC.

                                                                      Respondent



APPLICATION pursuant to section 47 of the BANKRUPTCY AND INSOLVENCY ACT, R.S.C. 1985 c. B-3, as amended, (the "BIA").


                                      ORDER

         THIS MOTION, made by Congress Financial Corporation (Canada) ("Congress") was heard this day at the Court House, 393 University Avenue, Toronto, Ontario.

         ON READING the Notice of Motion and the Application Record including the First Report of Mintz & Partners Limited (the "Interim Receiver") the proposed interim receiver of Triple-C Inc., (the "Company"), and on hearing the submissions of counsel for Congress, the Company and the Interim Receiver, no one else appearing.

SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Application and the Application Record herein be and it, is hereby abridged, if necessary, and that the Application is properly returnable today and that further service hereof be and is hereby dispensed with.

APPOINTMENT OF INTERIM RECEIVER

2. THIS COURT ORDERS that the Interim Receiver be and is hereby appointed interim receiver, without security, of the Company pursuant to section 47 of the BIA.

POWERS OF INTERIM RECEIVER

3. THIS COURT ORDERS that the Interim Receiver is hereby authorized and empowered, but not obligated:

         (a) to take immediate possession of the Company's assets, property and undertaking (the "Assets") for the purposes herein described;

         (b) take such steps as, in the opinion of the Interim Receiver, are necessary or appropriate to receive, preserve, protect and maintain control of the Assets or any part or parts thereof, including, but not limited to, the changing of locks and security codes, the relocating of Assets to safeguard them the engaging of internal or independent security personnel the taking of physical inventories and the placement of such insurance coverages as may be necessary or desirable;

         (c) take such steps as, in the opinion of the Interim Receiver, are necessary or appropriate to maintain control over all receipts and disbursements arising out of or from the Assets, including, without limiting the generality Of the foregoing, taking such steps as are necessary or desirable to control access to and use of all bank accounts of the Company, approve all cheques or other instruments drawn on such accounts, and permit payment of only those expenses which, in the opinion of the Interim Receiver, are necessary for the continued operation of the business of the Company,

         (d) take such steps as in the opinion of the Interim Receiver are necessary or appropriate to verify the existence and location of all of the Assets, the terms fall agreements or other arrangements relating thereto, whether written or oral, the existence or assertion of any lien, charge, encumbrance or security interest thereon, and any other matters which in the opinion of the Interim Receiver may the extent, value, existence and preservation of the Assets;

         (e) to carry on the business of the Company if in the opinion of the Interim Receiver it is necessary or desirable to do so, and in furtherance thereof, to enter into any agreements, incur any obligations in the ordinary course of business, pay any creditors of the Company, including without limitation any employees or employee-related costs, if such payment is, in the discretion of the Interim Receiver, necessary or desirable for the efficient operation of the business or the protection, preservation, maintenance or realization of the Assets, or take any other steps incidental to these powers if in the opinion of the Interim Receiver it is necessary or desirable to do so;

         (f) to negotiate and enter into agreements in respect of the Assets, including without limitation, management agreements, or to amend or terminate existing agreements;

         (g) to pay ongoing costs or expenses incurred on and after the date of this Order which arise out of or in connection with the day to day operations of the Assets and the business carried on by the Company, including, without limitation, ground rents and other rents, utilities, heating, maintenance, insurance, supplies and similar expenses;

         (h) to make such repairs or alterations to the Assets as the Interim Receiver deems advisable;

         (i) to sell inventory comprising the Assets or lease the Assets in the ordinary course of business without the approval of this Honourable Court;

         (j) to purchase or lease such machinery, equipment, inventories, supplies, premises, or other assets as may be necessary or desirable in the opinion of the Interim Receiver to continue the business of the Company or any part or parts thereof and or to receive, preserve, protect or realize upon the Assets;

         (k) to receive and collect all monies and accounts now owed or hereafter owing to the Company in respect of the Assets, and to exercise all remedies of the Company in collecting all such monies, including, without limitation, to exercise any security held by the Company;

         (l) to join in and execute, assign, issue and endorse such transfers, conveyances, contracts, leases, deeds, bills of sale, cheques, bills of lading or exchange, or other documents of whatever nature in respect of any of the Assets, in the name and on behalf of the Company, which are necessary, desirable or convenient in the opinion of the Interim Receiver for any purpose pursuant to this Order;

         (m) to employ employees or former employees of the Company on a temporary basis if in the opinion of the Interim Receiver it is necessary or desirable to do so;

         (n) take any and all steps necessary at law, or otherwise available in the opinion of the Interim Receiver, to preserve all patents, trademarks, technology "know how" or other intellectual property comprising Assets of the Company in Canada and elsewhere;

         (o) to undertake regulatory, environmental or workers health and safety assessments of the Assets and operations of the Company to the extent deemed necessary by the Interim Receiver;

         (p) to exercise all rights of a shareholder in respect of any corporate authority and to vote or otherwise deal with all securities, warrants or other interests, any options or other rights to acquire any such securities held by the Company, or for their benefit.

         (q) to bring or defend any action or other legal proceedings, take any steps, enter into any agreements or incur any obligations necessary or incidental to the exercise of the aforesaid powers and performance of its duties hereunder as are necessary or appropriate in the opinion of the Interim Receiver;

         (r) subject to paragraph 26 hereof, and only if the sale contemplated therein does not successfully close, to market any or all Assets, negotiate sales and, subject to the approval of the Court, on such notice as the Interim Receiver may deem necessary or desirable or as this Court may otherwise order, enter into one or more agreements of purchase and sale of some or all of the Assets with potential purchasers, on such terms and conditions as the Interim Receiver in its discretion may determine in respect of the Assets or any part or parts thereof; the Interim Receiver shall not require the approval of the Court for the sale of individual Assets of the Company having a value, in the estimation of the Interim Receiver. of less than $150,000 and the Interim Receiver is hereby authorized to execute all documentation necessary to effect such sales on behalf of the Company. For the purpose of effecting such sales compliance with Part V of the Personal Property Security Act (Ontario) be and the same is hereby dispensed with.

         (s) to report to, meet with and discuss with secured and unsecured creditors of the Company, and their advisors, as the Interim Receiver deems appropriate, on all matters relating to the Assets and the Interim Receivership, including, without limitation, financial information, analysis, offers on such terms as to confidentiality as the Interim Receiver deems appropriate;

         (t) to apply for any vesting order or orders which may be necessary or desirable, in the opinion of the Interim Receiver, in order to convey the Assets or any part, or parts thereof to a purchaser or purchasers thereof, free and clear of any liens or encumbrances affecting such Assets and to settle any liens or encumbrances affecting the Assets;

         (u) to register a copy of this Order and any other Orders obtained by the Interim Receiver in respect of the Assets against title to any or all property comprised in the Assets;

         (v) to enter into arrangements with respect to or settle, extend or compromise any indebtedness of or owing to the Company; and,

         (w) take any steps, enter into any agreements or incur any obligations necessary or incidental to the exercise of the aforesaid powers.

DELIVERY OF ASSETS AND INFORMATION

4. THIS COURT ORDERS that the Company and all of their respective present and former directors, officers, employees, agents and shareholders, any other persons acting on their instructions including, without limitation, the accountants and counsel of the Company, the Company' insurers, brokers and adjusters and all other persons having notice of this Order (all of whom are collectively referred to as the "Affected Persons") do forthwith grant access to and, if necessary in the opinion of the Interim Receiver to carry out its powers pursuant to this Order, deliver possession of the Assets of every nature and kind whatsoever, wheresoever situate, to the Interim Receiver including, without limitation:

         (a) any and all of the books, securities, records, documents, accounts, deeds, papers, records, minute books, registers and any and all other information related in any way to the
                  Assets:

         (b) any and all budgets, accounting records, computer records, computer programs, computer tapes, computer discs, leases and agreements related in any way to the Assets;

         (c) any and all information and documents relating to patents, trademarks, copyrights and other intellectual Assets or rights owned, licensed by or to or used by the Company in its businesses, whether registered in the name of the Company or otherwise;

         (d) any and all data storage media and programs containing any such information; and

         (e) any other records of every kind and nature relating to the Assets or the businesses carried on by the Company (items (a), (b), (c), (d) and (e) above being collectively, the "Information");

         (f) all monies, cheques, postdated cheques and remittances of every king and nature, whenever and howsoever arising in respect of the Assets and to provide or permit the Interim Receiver to make, retain and take away copies thereof and allow the Interim Receiver immediate, continued and unrestricted access to the Assets and that they must grant to the Interim Receiver access to and use of accounting, computer, software and escrow facilities relating thereto promptly at the request of the Interim Receiver; and

5. THIS COURT ORDERS that all Affected Persons be and they are hereby restrained and enjoined from disturbing or interfering with the Assets and the Interim Receiver and with the exercise of the powers and authority of the Interim Receiver conferred hereunder.

6. THIS COURT ORDERS that if any of the Information is stored or otherwise contained on a computer or other electronic system of information storage, and if the Interim Receiver has not otherwise been given timely access to the Information, the Company and all Affected Persons shall forthwith give unfettered access to the Interim Receiver for the purpose of allowing the Interim Receiver to obtain a full copy of the Information whether by way of printing the Information onto paper or making copies of computer discs or such other manner of retrieving and copying. the Information as the Interim Receiver in its discretion deems expedient. For the purposes of this paragraph, the Company and all Persons shall provide the Interim Receiver with all such assistance in gaining access to the Information as the Interim Receiver may in its discretion require, including, without limiting the generality of the foregoing, providing the Interim Receiver with instructions on the use of any computer or other system and providing the Interim Receiver with any and all access or other codes as may be required to gain access to the Information.

THE STAY

7. THIS COURT ORDERS that, without limiting the generality of any of the provisions hereof, no one claiming an interest in the Assets, or any part or parts thereof shall be at liberty to exercise any rights in respect of such interest, including without limitation, any right to possession of such Assets, or any part or parts thereof, except with the prior written consent of the Interim Receiver or with leave of this Honourable Court being first had and obtained on at least 7 days' notice to the Interim Receiver.

8. THIS COURT ORDERS that no demands, legal actions, motions, steps, registrations, perfections, administrative proceeds, self-help remedies, or any other acts, proceedings or private remedies whatsoever in respect of the Assets or the business conducted thereof by the Company or against the Company or the Interim Receiver, including, without limitation, the enforcement of security, liens, or collection of any debt or liability, the exercise of any landlord's right to distrain or terminate any lone, the acceleration, amendment, or termination of any contract, including any franchise agreement or any contract of insurance of the Company or in which the Company are a named or unnamed insured or from which the Company may derive a benefit, the exercise of any right of set off or combination of accounts, the exercise of any right construction, mechanics' repair, storage, or other lien, or the commencement or continuation of any proceedings under any environmental regulation or similar statute in any jurisdiction in which the Assets may be located, shall be taken or continued against the Company or the Interim Receiver, with respect to the Assets or any part thereof without the prior written consent of the Interim Receiver or leave of this Court first being obtained and upon application after 7 days' notice to the Interim Receiver provided that any recognized public authority taking action solely to protect imminent and material danger to life, health, limb or property, whether pursuant to Environmental Laws (as hereinafter defined) or otherwise, shall not be so retrained.

9. THIS COURT ORDERS that, without limiting the generality of any of the provisions hereof, all persons, including without limitation, all utilities, landlords, franchisees, suppliers and equipment lessors be and they are hereby restrained and enjoined from varying, amending, terminating, canceling or breaching any agreements with the Company including franchise agreements. In addition, all persons are enjoined from disturbing or interfering with utility services, including but not limited to the furnishing of fuel, gas, oil, heat, electricity, garbage collection (including hazardous waste), water, cable television, computers, telephones, telecopiers (at former and present telephone numbers), or any other utilities of like kind, furnished up to the present date to the Company in respect of any of the Assets. All persons are hereby restrained and enjoined from terminating, determining or cancelling any agreements with, or cutting off, discontinuing or altering any such utilities, or services to the Company or the Interim Receiver subject to the obligation of the Company or the Interim Receiver, as the case may be, to pay for such utilities or services provided to the Company or the Interim Receiver, as the case may be, subsequent to the occupation, by the Interim Receiver~ of the premises to which the utilities or services are supplied, except with the prior written consent of the Interim Receiver or upon further order of this Honourable Court on at least 7 days' notice to the Interim Receiver.

10. THIS COURT ORDERS that all persons shall continue to perform and observe all terms, conditions and provisions contained in any agreement with the Company in respect of any of the Assets, subject to the obligation of the Interim Receiver to pay for goods and services requested by the Interim Receiver to be supplied to the Interim Receiver, for the period commencing with the date of this Order, and all persons are restrained from disturbing or otherwise interfering with the possession, use or occupation, as the case may be, by the Interim Receiver of any Assets owned or !eased by the Company, subject to the obligation of the Interim Receiver to pay rent or occupation rent, as the case may be, for the period commencing with the date of actual occupatior4 use or possession, as the case may be, of such Assets by the Interim Receiver, but not arrears, at the date presently payable by the Company;

ADDITIONAL INTERIM RECEIVER POWERS AND PROTECTIONS

11. THIS COURT ORDERS that when all or part of the Assets are sold or otherwise dealt with, the Company shall join in and execute all necessary powers of attorney, conveyances, deeds and documents of whatsoever nature or form. For such purpose the Interim Receiver is hereby authorized and empowered to execute such powers of attorney, agreements, conveyances, deeds. documents or instruments in the name of and on behalf of the Company. Any such powers of attorney, conveyances, deeds or documents so executed by the Interim Receiver shall have the same force and effect as if executed by the Company.

12. THIS COURT ORDERS AND DECLARES that the employment of all employees of the Company who were employed by the Company at the date hereof are hereby terminated, and that nothing herein shall cause the Interim Receiver to be deemed or considered to be a successor employer, sponsor or payor with respect to the Company or any such employees under the Canada Labour Code, the Labour Relations Act (Ontario), the Employment Standards Act (Ontario), the Pension Benefits Act (Ontario), or under any other provincial or federal legislation, regulation or rule of law or equity applicable to employees or pensions (collectively "Labour Laws"), or any collective agreement, other contract or otherwise, notwithstanding that the Interim Receiver may employ some or all of such employees in connection with the operation of the Companies business in whole or in part while efforts are made to restructure or sell the same.

13. THIS COURT ORDERS that nothing herein contained shall vest in the Interim Receiver the care, ownership, control, charge, occupation, possession of management (separately and/or collectively, "Possession"), or require or obligate the Interim Receiver to occupy, or to take control, care, charge, possession or manage any of the Assets which may be environmentally contaminated or a pollutant or a contaminant or cause or contribute to a spill, discharge, release or deposit of a substance contrary to any legislation enacted for the protection or preservation of the environment including, without limitation, the Canadian Environmental Protection Act, the Transportation of Dangerous Goods Act, the Environmental Protection Act, (Ontario), the Emergency Plans Act, (1983) (Ontario), the Ontario Water Resources Act, the Occupational Health and Safety Act (Ontario) or the regulations thereunder or any federal or provincial legislation or rule of law or equity in any jurisdiction affecting the environment or the transportation of goods (collectively, "Environmental Laws" or "Environmental Liabilities"). The Interim Receiver shall not be deemed as a result of this Order to be in Possession of any of the Assets within the meaning of any Environmental Laws.

14. THIS COURT ORDERS that the interim Receiver shall incur no liability or obligation as a result of its appointment or the fulfillment of its duties in carrying out the provisions of this Order, save and except for any gross negligence or willful misconduct on its part and the Interim Receiver be and is hereby indemnified out of the Assets from and against all liabilities arising out of the due and proper performance of its duties as Interim Receiver pursuant to the terms of this Order and the Interim Receiver shall have a charge on the Assets (the "Interim Receiver Charge") for such indemnity in priority as provided for in paragraph 15 of this Order.

15. THIS COURT ORDERS that the Interim Receiver shall be at liberty to appoint, employ or retain consultants, agents, employees, experts, auditors, accountants, managers, solicitors and counsel, including legal counsel and such other assistants from time to time and on whatever basis, including on a temporary basis, as it may consider necessary or desirable for receiving, managing, operating, preserving or protecting or realizing on the Assets carrying on the business of the Company, or generally exercising the powers and duties conferred by this Order. Any expenditure which shall properly be made or incurred by the Interim Receiver in so doing, including the fees of the Interim Receiver and the fees and disbursements of its legal counsel on a complete indemnity basis, shall be allowed to it in passing its accounts and shall form a first charge on the Assets in priority to any charge, mortgage, lien, security interest or encumbrance on or in the Assets (the "Interim Receiver Charge".)

16. THIS COURT ORDERS that, prior to the passing of accounts, the Interim Receiver shall be at liberty from time to time to apply a reasonable amount of the monies in its hands against its fees and disbursements, including reasonable legal fees and disbursements, incurred at the standard rates and charges for such services rendered either monthly or at such longer or shorter intervals as the Interim Receiver deems appropriate, and such amounts shall constitute advances against its remuneration when fixed from time to time.

17. THIS COURT ORDERS that, without limiting the generality of any of the provisions hereof, the Interim Receiver be empowered, with leave of this Honourable Court to have any past or present officer, director or shareholder of the Company, or any employee, accountant, auditor, or shareholder of the Company, attend to be examined under oath by the Interim Receiver concerning the Company or any of the Assets.

18. THIS COURT ORDERS that the Interim Receiver be at liberty and it is hereby empowered to borrow, by way of a revolving credit or otherwise, such monies from time to time as it may consider necessary or desirable, provided that the outstanding principal amount does not exceed $500,000 (or such greater amount as this Court may by further Order authorize) at any time, at such rate or rates of interest as it deems advisable for such period or periods of time as it may arrange, for the purpose of exercising the powers and duties conferred by this Order, including interim expenditures. The whole of the Assets shall be charged by way of a fixed and specific charge as security for the payment of the monies borrowed, together with interest and charges therefrom in priority to all security interests, trusts, liens, charges, and encumbrances, but subject to the Interim Receiver Charge.

19. THIS COURT ORDERS that any security granted by the Interim Receiver in connection with its borrowings under this Order shall not be enforced without leave of this Court.

20. THIS COURT ORDERS that the interim Receiver is at liberty and authorized to issue certificates substantially in the form annexed as Schedule "A" hereto (the "Interim Receiver's Certificate) for any amount borrowed by it pursuant to this Order.

21. THIS COURT ORDERS that the Interim Receiver be and it is hereby authorized in its discretion, to borrow on the security of Interim Receiver's Certificates instead of selling any Interim Receiver's Certificates, and in connection therewith to execute such hypothecations or pledges of Interim Receives Certificates containing such provisions as it shall see fit.

22. THIS COURT ORDERS that the monies from time to time borrowed by the Interim Receiver pursuant to this Order or any further order of this Court and any and all Interim Receivers Certificates evidencing the same or any part thereof shall rank on a pari passu basis.

23. THIS COURT ORDERS that the Interim Receiver be and it is hereby authorized and empowered, for the purpose of exercising its power and duties under this Order to apply for any permits, licenses, approvals or permissions as may be required by any governmental or regulatory authority, and to participate in any administrative hearings or arbitrations with respect thereto.

24. THIS COURT ORDERS that die Interim Receiver be at liberty and is hereby authorized and empowered from time to time to apply to this Court for advice and directions in the discharge of its power and duties hereunder.

25. THIS COURT ORDERS that any interested party affected by the terms of this order and who did not receive notice of this motion, may apply to this Court to vary or rescind this order or seek other relief on 7 days notice to the Interim Receiver and the Bank.

SALE APPROVAL

26. THIS COURT ORDERS that the asset purchase agreement between Johnvince Foods Inc.("Purchaser"') and the Interim Receiver dated July 31, 2002 (the "Asset Purchase Agreement") and the transactions contemplated therein (the "Transactions"), pursuant to which the Purchaser has agreed to purchase the assets specified in the Asset Purchase Agreement (the Purchased Assets"), be and is hereby approved and the Interim Receiver is authorized and directed to complete the Transactions in accordance with the Asset Purchase Agreement The Interim Receiver is hereby directed to and is hereby deemed to adopt the Asset Purchase Agreement.

27. THIS COURT ORDERS that the Interim Receiver be and it is hereby authorized, empowered and directed to, nunc pro tunc, execute and deliver the Asset Purchase Agreement to the Purchaser and is further authorized, empowered and directed to implement and complete the Transaction in accordance with the terms and conditions of the Asset Purchase Agreement with such alterations, amendments, deletions and additions as the parties thereto may agree to, and to perform the obligations contained in the Asset Purchase Agreement including, without limitation, executing and delivering the Access Agreement attached as Schedule E to the Asset Purchase Agreement (the "Access Agreement") and the Sales Agency and Trademarks License Agreement referenced in Section 11.02 of the Asset Purchase Agreement (the "Sales Agency and Trademarks Licensing Agreement").

28. THIS COURT ORDERS that the Access Agreement shall be effective as of the date of this Order.

29. THIS COURT ORDERS that the receivables resulting from sales of Trade Goods Inventory, as defined in the Asset Purchase Agreement undertaken pursuant to the Sales Agency and Trademarks Licensing Agreement be and are hereby deemed to be subject to the security interest granted by the Company to Congress.

30. THIS COURT ORDERS that in completing the Transaction, subject to the terms and conditions of the Asset Purchase Agreement, the Interim Receiver be and it is hereby authorized:

         (a) to execute and deliver such additional related and ancillary documents and assurances governing or giving effect to the Transaction as the Interim Receiver, in its discretion, may deem to be reasonably necessary or advisable to conclude the Transactions, including the execution of such powers of attorney, conveyances, deeds and documents in the name and on behalf of any of the Company, as may be contemplated in the Asset Purchase Agreement, and any such powers of attorney, conveyances, deeds or documents so executed by the Interim Receiver shall have the same force and effect as if executed by any of the Company, and all such documents are hereby ratified, approved and confirmed, and

         (b) to take such steps as are, in the opinion of the Interim Receiver, necessary or incidental to the performance of its obligations pursuant to the Asset Purchase Agreement.

31. THIS COURT ORDERS and declares that the purchase price set out in the Asset Purchase Agreement is fair and commercially reasonable and was arrived at in a commercially reasonable manner.

32. THIS COURT ORDERS and declares that the Bulk Sales Act, R.S.O. 1990, c.B.14 and any similar legislation in any other jurisdiction in which the Purchased Assets may be situate does not apply to the transactions contemplated by the Asset Purchase Agreement,

VESTING

33. THIS COURT ORDERS that, effective immediately upon the filing with this Honourable Court of a certificate (the "Certificate") by the Interim Receiver confirming that all terms and conditions under the Asset Purchase Agreement have been either satisfied or waived, all right, title and interest of all persons, parties or entities including, without limitation, Congress, the Company and the Interim Receiver in and to the Purchased Assets shall vest and are hereby vested in and to Johnvince Foods Processing Inc. ("JFP"), absolutely and forever, free and clew of and from any and all estate, right, title, interest claims, hypothecs, mortgages, charges, liens (whether contractual, statutory or otherwise), security interests, assignments, actions, levies, taxes, writs of execution, trusts or deemed trusts (whether contractual, statutory or otherwise), options, agreements, disputes, debts, encumbrances or other rights, limitations or restrictions or any nature whatsoever, including without limitation, any rights or interests of any creditors of the Company, whether or not they have attached or been perfected registered or filed, whether secured or unsecured or otherwise, whether liquidated, unliquidated or contingent (collectively, the "Claims"), by or of all persons or entities of any kind whatsoever including, without limitation, Congress, the Company, the Interim Receiver (in whatsoever capacity), any corporation affiliated with the Company, all individuals, firms, corporations, partnerships, joint ventures, trust, unincorporated organizations, governmental and administrative bodies, agencies, authorities or tribunals and all other natural persons or corporations, whether acting in their capacity as principals or as agents, trustees, executors, administrators or other legal representatives (collectively, the "Claimants"), including for greater certainty and without limiting the generality of the foregoing the Claims held by or in favour of the entities or their solicitors served with the Late Notice of Application relating to this Order. The Interim Receiver shall file the Certificate with the Court immediately upon receipt of the Purchase Price on Closing as those terms are defined in the Purchase Agreement.

34. THIS COURT ORDERS that the proceeds of sale stemming from the Asset Purchase Agreement after deducting the remuneration. expenses and disbursements of the Interim Receiver incurred with respect to the sale of the Purchased Assets (the "Sale Proceeds") which amount may be deducted by and paid by the Interim Receiver, shall stand in the place and stead of the Purchased Assets, without prejudice to any Claims being advanced against the Sale Proceeds as could have been advanced against the Purchased Assets and that any such Claims against the Sale Proceeds shall be subject to the same priorities as could have been claimed against the Purchased Assets as if the sale of the Purchased Assets had not occurred.

35. THIS COURT ORDERS that, notwithstanding any of the foregoing, all inventory sold and delivered prior to the date of this Order by Continental Candy Industries B.V. ("Continental") to Triple-C (the "Continental Inventory") and which is being transferred to the Purchaser under the Asset Purchase Agreement, will vest in the JFP subject only to right of Continental to seek to establish by way of a final and binding Order obtained on reasonable notice to the Purchaser that it had a secured claim thereto immediately prior to the making of this Order ("Continental Secured Claim"). but the Continental Inventory will otherwise vest in the JFP free and clear of all Claims of any person, party or entity of any nature whatsoever as provided in this order. In the event that Continental establishes that it has a Continental Secured Claim to the Continental Inventory, the title acquired by the JFP to the Continental Inventory will be subject to such Continental Secured Claim only to the extent that such Continental Secured Claim ranked in priority to the secured Claim of Congress to the Continental Inventory immediately prior to the making of this order. Apart from such prior ranking secured claim to the Continental Inventory if so established, Continental shall have no other claim against the Purchaser, JFP or the Continental Inventory or the other Purchased

         Assets in respect of any matter pertaining to the Continental Inventory the Purchased Assets, or the Company or its affairs.

36. THIS COURT ORDERS that the Interim Receiver shall forthwith deliver a copy of this Order to each party served with the Application Record.

DISTRIBUTION

37. THIS COURT ORDERS that the Interim Receiver be and the same as hereby authorized to distribute from the Sale Proceeds to Congress an amount equal to the obligation owing by the Company to Congress (inclusive of costs and expenses), forthwith upon the closing of the Transaction to be applied as against die indebtedness owed by the Company to Congress.

38. THIS COURT ORDERS that nothing herein shall prejudice or affect the ability of Continental to raise or assert any claim based on the doctrine of marshalling with respect to any surplus Sale Proceeds remaining after the obligation owing by the Company to Congress (inclusive of costs and expenses) have been paid in full on the same terms and to the same extent as it could have raised or asserted such claim immediately prior to the making of this Order.

39. THIS COURT ORDERS that forthwith after making the distribution to Congress referred to above, the Interim Receiver shall deliver the notice required by Rule 79 of the Bankruptcy and Insolvency Act Rules and unless a Motion is brought opposing the Interim Receiver's accounts or the discharge of the Interim Receiver, the Interim Receivers' accounts shall be deemed to be taxed and the Interim Receiver sham be discharged thirty (30) days after the sending of such notice.

MISCELLANEOUS

40. THIS COURT ORDERS that, without limiting the generality or any of the provisions hereof, the Interim Receiver be at liberty and is hereby authorized and empowered to apply, upon such notice as it may consider necessary, for an order recognizing the appointment of the Interim Receiver by this Court and confirming the powers of the Interim Receiver in such other jurisdiction or jurisdictions or to take such steps, actions or proceedings as may be necessary or desirable for the receipt, preservation, protection and maintenance of the Assets, and all Court of all other jurisdictions are hereby respectfully requested to make such orders and provide such other aid and assistance to the Interim Receiver as an officer of this Court, as they may deem necessary or appropriate in furtherance of this Order.

41. THIS COURT ORDERS that the Congress shall have its costs of this application up to and including entry and service of this Order, on a complete indemnity basis, paid by the Interim Receiver as a disbursement of the interim receivership.

                                                    /s/
                                        ----------------------------------------
                                        ENTERED ATANSCRIT A TORONTO
                                        ON/BOOK NO.:
                                        LE/DANS LE REGISTRE NO.:
                                        August 08, 2002

                                        PER/PAR:    /s/
                                                 ------------------

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                                                      Court File No.: 02-CL-4623


CONGRESS FINANCIAL                                         TRIPLE-C INC.
CORPORATION

         -Applicant-                                       -Respondent-


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                                       |
                                       |                ONTARIO
                                       |       SUPERIOR COURT OF JUSTICE
                                       |            COMMERCIAL LIST
                                       |
                                       |   (PROCEEDING COMMENCED AT TORONTO)
                                       |
                                       -----------------------------------------


                                       -----------------------------------------
                                                         ORDER
                                       -----------------------------------------

                                            GOWLING, LAFLEUR, HENDERSON LLP
                                               Barristers and Solicitors
                                               4900 Commerce Court West
                                                     P.O. Box 438
                                                   TORONTO, Ontario
                                                        M5L 1J3

                                                     Patrick Shea
                                                   LSUC No.: 39655K

                                               Telephone: (416) 369-7399
                                               Facsimile: (416) 369-7250

                                          SOLICITORS FOR THE _______________
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